SUBSIDIARIES OF THE COMPANY
The following is a list of subsidiaries of Illumina, Inc. as of December 28, 2025, omitting subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary

Name of Subsidiary	Jurisdiction	Doing Business As
Advanced Liquid Logic Inc.	Delaware	Advanced Liquid Logic Inc.
BlueBee Holding BV	Netherlands	BlueBee Holding BV
Emedgene Technologies Ltd	Israel	Emedgene
Fluent Biosciences Inc.	Delaware	Fluent Biosciences Inc.
Illumina AB	Sweden	Illumina AB
Illumina Australia Pty. Ltd.	Australia	Illumina Australia Pty. Ltd.
Illumina Austria GmbH	Austria	Illumina Austria GmbH
Illumina Belgium BV	Belgium	Illumina Belgium BVBA
Illumina Brasil Produtos de Biotecnologia Ltda.	Brazil	Illumina Brazil
Illumina Cambridge, Ltd.	United Kingdom	Illumina Cambridge, Ltd.
Illumina Cambridge Limited Singapore Branch	Singapore	Illumina Cambridge Limited Singapore Branch
Illumina Canada ULC	Canada	Illumina Canada ULC
Illumina (China) Scientific Co Ltd	China	Illumina China (Scientific) Co Ltd
Illumina (China) Scientific Co., Ltd. – Beijing Branch	China	Illumina (China) Scientific Co., Ltd. – Beijing Branch
Illumina (China) Scientific Co., Ltd. – Guangzhou Branch	China	Illumina (China) Scientific Co., Ltd. – Guangzhou Branch
Illumina Colombia S.A.S.	Colombia	Illumina Colombia S.A.S.
Illumina Commercial South Africa (Pty)	South Africa	Illumina Commercial South Africa (Pty)
Illumina Denmark ApS	Denmark	Illumina Denmark ApS
Illumina Diagnostics (Shanghai) Co., Ltd.	China	Illumina Diagnostics (Shanghai) Co., Ltd.
Illumina Finland Oy	Finland	Illumina Finland Oy
Illumina France Holding Sarl	France	Illumina France Holding Sarl
Illumina France Sarl	France	Illumina France Sarl
Illumina GmbH	Germany	Illumina GmbH
Illumina Hong Kong Limited	Hong Kong	Illumina Hong Kong Limited
Illumina India Biotechnology Private Limited	India	Illumina India Biotechnology Private Limited
Illumina International Genomics Pte. Ltd.	Singapore	Illumina International Genomics Pte. Ltd.
Illumina Ireland Commercial Limited	Ireland	Illumina Ireland Commercial Limited
Illumina Italy S.r.l.	Italy	Illumina Italy S.r.l.
Illumina Korea Ltd.	Republic of Korea	Illumina Korea Ltd.
Illumina K.K.	Japan	Illumina K.K.
Illumina MENA Regional Headquarters	Saudi Arabia	Illumina MENA Regional Headquarters
Illumina México Productos de Biotecnología, S. de R.L. de C.V.	Mexico	Illumina México Productos de Biotecnología, S. de R.L. de C.V.
Illumina Middle East FZE	United Arab Emirates	Illumina Middle East FZE
Illumina Netherlands B.V.	Netherlands	Illumina Netherlands B.V.
Illumina New Zealand Limited	New Zealand	Illumina New Zealand Limited
Illumina Norway AS	Norway	Illumina Norway AS
Illumina Productos de Espana, S.L.U.	Spain	Illumina Productos de Espana, S.L.U.

Illumina Singapore Genomics Pte. Ltd.	Singapore	Illumina Singapore Genomics Pte. Ltd.
Illumina Singapore Pte. Ltd.	Singapore	Illumina Singapore Pte. Ltd
Illumina Software, Inc.	Delaware	Illumina Software, Inc.
Illumina Switzerland GmbH	Switzerland	Illumina Switzerland GmbH
Illumina US Manufacturing Operations, Inc.	Delaware	Illumina US Manufacturing Operations, Inc.
Illumina Taiwan Biotechnology Co., Ltd.	Taiwan	Illumina Taiwan Biotechnology Co., Ltd.
Illumina Turkey Biyoteknoloji Limited Sirketii	Turkey	Illumina Turkey Biyoteknoloji Limited Sirketii
Verinata Health, Inc.	Delaware	Verinata Health, Inc.
*All listed subsidiaries are wholly-owned, direct or indirect, subsidiaries of Illumina, Inc.